EXHIBIT 5.1
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RUBIN BAUM LEVIN CONSTANT & FRIEDMAN
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

Ronald Greenberg            Denise M. Tormey                 Of Counsel
Michael J. Weinberger+      Arlene G. Dubin              Irving Constant, P.C.                       30 ROCKEFELLER PLAZA
Stephen A. Marshall         Richard L. Sadowsky          Burton R. Rubin, P.C.                     NEW YORK, NEW YORK 10112
Edward Klimerman            Walter M. Epstein            Richard D. Mondre, P.A.+                       (212) 698-7700
Jeffrey R. Mann             Ivan W. Moskowitz            Norman Alpert                                FAX: (212) 698-7825
Allan M. Rosenbloom         Martin A. Schwartz, P.A.+    Daniel A. Besdin                                   ------
Thomas G. Barrett           David W. Trench, P.A.*+      Richard M. Zuckerman
Barry A. Adelman            Robert B. Zimmerman          Richard I. Reich                              Rubin Baum Levin
Brian L. Bilzin, P.A.+      Norman A. Moscowitz, P.A.*+  Richard M. Hoffman                       Constant Friedman & Bilzin
Irwin M. Rosenthal          Paul H. Aloe++               Marc J. Stone, P.A.+                    2500 First Union Financial Center
David A. Mandel, P.C.       Gregg S. Lerner                       ------                             Miami, Florida 33131
John C. Sumberg, P.A.+      Richard M. Goldstein, P.A.*+                                                (305) 374-7580
Alvin J. Goldman+           Alvin D. Lodish, P.A.+       Max J.  Rubin (1906-1996)                    Fax: (305) 374-7593
Stephen L. Solomon          Jonathan D. Drucker          Frederick Baum (1909-1985)                         ------
Matthew L. Lifflander       Marina Rabinovich            Abraham G. Levin (1919-1995)
Richard Dunn, P.A.+         Marjie C. Nealon, P.A.*+     Jack G. Friedman (1923-1996)                  Rubin Baum Levin
Alan D. Axelrod, P.A.+      Alan J. Kazan, P.A.+                  ------                              Constant & Friedman
Martin J. Schwartz          Audrey A. Ellis, P.A.*+                                                    Woodbridge Towers
Michael J. Emont            Mitchell E. Widom, P.A.+     * NOT ADMITTED TO NEW YORK BAR                555 Route 1 South
Martin P. Michael           Faith L. Charles             + ALSO A MEMBER OF FLORIDA BAR            Iselin, New Jersey 08830
Paul A. Gajer               Richard G. Primoff          ++ ALSO A MEMBER OF NEW JERSEY BAR              (732) 855-2220
Brit Geiger+                                                                                       Fax: (732) 855-2221

                                                          December 10, 1997
International Sports Wagering Inc.                                                               NEW YORK DIRECT DIAL NUMBER:
201 Lower Notch Road                                                                                      (212) 698-
Little Falls, NJ  07424
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Ladies and Gentlemen:

         We have acted as counsel to International Sports Wagering Inc., a Delaware corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), to which this opinion is to be filed as an exhibit. The Registration Statement relates to the issuance of up to an aggregate of 1,474,955 shares (the "Option Plan Shares") of the Company's Common Stock, $.001 par value per share (the "Common Stock"), pursuant to stock options granted or which may be granted under the Company's 1995 Stock Option Plan and 1996 Stock Option Plan.

         We have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for purposes of this opinion. Based upon the foregoing, we are of the opinion that the Option Plan Shares, when issued in accordance with the terms and conditions of the respective Plans, against payment therefor, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,



                                            RUBIN BAUM LEVIN CONSTANT & FRIEDMAN


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